GUARANTY

THIS GUARANTY, effective as of June 24, 2008 and given by Southwestern Energy Company (“Guarantor”) to induce Texas Gas Transmission, LLC (“Texas Gas”) to commence or to continue to provide service(s) pursuant to the terms and conditions of Texas Gas’s FERC Gas Tariff for Southwestern Energy Services Company (“Shipper”) and/or to enter into service agreement(s) in connection therewith.

RECITAL

A.

WHEREAS, Texas Gas owns and operates certain facilities to provide natural gas services pursuant to Texas Gas’s FERC Gas Tariff;

B.

WHEREAS, Guarantor desires to induce Texas Gas to expand its interstate pipeline system by constructing and operating two new lateral lines and related facilities (collectively referred to as the “Expansion Project”) in order to provide service(s) for Shipper pursuant to the terms and conditions of Texas Gas’s FERC Gas Tariff and/or one or more service agreements  entered into pursuant to that certain “Precedent Agreement for the Fayetteville/Greenville Expansion Project” between Texas Gas and Shipper (the “Agreement(s)”); and

C.

WHEREAS, Texas Gas is willing to expand its system and commence such service(s) only if the Guarantor guarantees, to the extent specified herein, payment and performance of Shipper’s covenants, agreements, obligations, and liabilities under the Agreement(s) and any other agreement or instrument related thereto or entered into the connection therewith.

NOW THEREFORE, in consideration of the premises Guarantor agrees as follows:

AGREEMENT

1.

Guaranty.  The Guarantor hereby irrevocably and unconditionally guarantees the payment of obligations (including any obligations to repay gas in kind that may subsequently be converted from an in-kind obligation to a cash payment obligation) and liabilities of Shipper to Texas Gas pursuant to the Agreement(s), (collectively, the “Guaranteed Obligations”), subject to the terms and conditions set forth herein.  Guarantor agrees, subject to the Guaranty Cap (defined below), upon any failure by the Shipper to pay any of the Guaranteed Obligations, that it will pay any amounts then due and payable that Shipper has failed to pay Texas Gas within ten (10) days following written demand by Texas Gas. The Guarantor agrees that Texas Gas may resort to the Guarantor for payment of any of the Guaranteed Obligations, whether or not Texas Gas shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Guaranteed Obligations.  This Guaranty shall constitute a guaranty of payment, and not of collection.  As of any date upon which a payment is required to made, Guarantor’s total payment obligation hereunder shall not exceed an amount (the “Guaranty Cap”) equal to the lesser of (i) 25% of Shipper’s negotiated demand charges for the full term of the Agreement(s), less any payments with respect to the Guaranteed Obligations made by Guarantor pursuant to this Agreement, or (ii) 25% of Shipper’s negotiated demand charges for the remaining initial terms of the Agreement(s) as of the first day of the month of services under the Agreement(s) for which payment is claimed, which amount shall reflect any reductions in Shipper’s obligations under the Agreement(s).  To the extent that payments hereunder discharge, in full, any Guaranteed Obligations as to which Shipper is in arrears or default, Shipper shall be deemed to have paid such Guaranteed Obligations in full and to have cured any default.

2.

Guaranty Unconditional and Absolute.  The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(A)

any extension, renewal, settlement, compromise, waiver, discharge or release in respect of any Guaranteed Obligations of Shipper;

(B)

the existence, or extent of, any release, exchange, surrender, non-perfection or invalidity of any direct or indirect security for any of the Guaranteed Obligations;

(C)

any modification, amendment, waiver, extension of or supplement to any of the Agreement(s) or the Guaranteed Obligations agreed to from time to time by Shipper and Texas Gas, except insofar as it modifies the Guaranty Cap;

(D)

any change in the corporate existence (including its constitution, laws, rules, regulations or powers), structure or ownership of Texas Gas or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Texas Gas or its assets, or the Guarantor;

(E)

the existence of any claim, set-off or other rights which the Guarantor may have at any time against Texas Gas, Shipper, or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(F)

the invalidity or unenforceability in whole or in part of the Agreement(s) or any Guaranteed Obligations or any instrument evidencing any Guaranteed Obligations;

(G)

any other act or omission to act or delay of any kind by Texas Gas which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder; provided, nothing herein shall limit the Guarantor’s right to assert any defense, setoff or other right available to Shipper under the Agreement(s).

3.

Term.  This Guaranty shall remain in full force and effect until the earlier of the date upon which (x) the Guaranteed Obligations have been performed or (y) the aggregate amount of payments made by Guarantor hereunder equals or exceeds the Guaranty Cap as of such date.

4.

Waiver by Guarantor.  Guarantor irrevocably waives acceptance hereof, diligence, presentment, demand, protest, notice of dishonor, notice of any sale of collateral and any notice not provided for herein, any right of subrogation to Shipper’s rights against Texas Gas under the Agreement or otherwise, and any requirement that at any time any person exhaust any right to take any action against Shipper or their assets or any other Guarantor or person.

5.

Subrogation.  Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of Texas Gas against Shipper with respect to such payment; provided that the Guarantor shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations then due shall have been paid in full and Texas Gas agrees to take, at Guarantor’s expense, such steps as the Guarantor may reasonably request to implement such subrogation.

6.

Stay of Acceleration Ineffective with Respect to Guarantor.  In the event that acceleration of the time for payment of any amount payable by Shipper under the Agreement(s) is stayed upon the insolvency, bankruptcy or reorganization of Shipper, all such amounts otherwise subject to acceleration or required to be paid upon an early termination pursuant to the terms of the Agreement(s) shall nonetheless be payable by the Guarantor hereunder on written demand by the Texas Gas.

7.

Assignment; Successors and Assigns.  This Guaranty shall be binding upon and inure to the benefit of the Guarantor and its successors and assigns and Texas Gas and its successors and assigns.  No party may assign its rights and obligations hereunder without the prior written consent of the other party, and any such purported assignment without such written consent shall be void.

8.

Amendments and Waivers.  No provision of this Guaranty may be amended, supplemented or modified, nor any of the terms and conditions hereof waived, except by a written instrument executed by the Guarantor and the Texas Gas.

9.

Remedies Cumulative.  The rights, powers, remedies and privileges provided in this Guaranty are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law and any other agreement.

10.

Limitation.  Guarantor’s liability hereunder shall be, and is specifically limited to, payments expressly required to be made under the Agreement(s) (even if such payments are deemed to be damages); and in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, or punitive damages, except to the extent specifically provided in the Agreement(s) to be due from Shipper.

11.

Representations and Warranties.  Guarantor represents and warrants as follows:

(A)

The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

(B)

The execution, delivery and performance of the Guaranty has been and remain duly authorized by all necessary corporate action and do not contravene any provision of law or of the Guarantor’s constitutional documents or any contractual restriction binding on the Guarantor or its assets.

(C)

All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Guaranty.

(D)

This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

12.

Notices.

All notices or communications to the other party shall be in writing and shall be directed by registered or certified mail or overnight delivery service to

Texas Gas:

3800 Frederica Street

Owensboro, KY 42301

Attention: Credit Services

Guarantor:

2350 N. Sam Houston Parkway East, Suite 125

Houston, Texas 77032

Attention:  Chief Financial Officer

or such other address as each party may from time to time specify in writing.  Notices are effective when actually received by the party to which they are given, as evidenced by written acknowledgement or affidavit of hand delivery or courier receipt.

13.

GOVERNING LAW AND JURISDICTION.  THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE OR CONFLICT OF LAW PRINCIPLES THEREOF.

14.

Third Party Beneficiaries.  This Guaranty shall not be construed to create any third party beneficiary relationship as to or with any person or entity other than the Texas Gas.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the 27th of October, 2008.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ GREG D. KERLEY
Name: Greg D. Kerley
Title: Executive Vice President & Chief
Financial Officer